Exhibit 23

                    Consent of Independent Public Accountants
                    -----------------------------------------


        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 17, 1998, included in or incorporated by reference into ThermoSpectra Corporation's Annual Report on Form 10-K for the year ended January 3, 1998, into the Company's previously filed Registration Statements as follows:
    Registration Statement No. 33-99110 on Form S-3, Registration Statement No. 33-80759 on Form S-8, and Registration Statement No. 333-24649 on Form S-8.



                                                  Arthur Andersen LLP



    Boston, Massachusetts
    March 17, 1998